UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2015

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On April 1, 2015, MagnaChip Semiconductor Corporation (the “Company”) received from NYSE Regulation, Inc. (the “NYSE”) a notice of failure to satisfy a continued listing rule or standard and related monitoring. This notice informed the Company that, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”), the Company is subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual. As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, because of the time, effort and resources required to complete the Company’s 2013 Annual Report on Form 10-K, as well as the Company’s 2014 Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014, each of which was filed with the SEC on February 12, 2015, the Company was substantially delayed in initiating its 2014 fiscal year end close and audit. The 2014 Form 10-K was initially due March 16, 2015, and the Company failed to make the filing after timely filing a Form 12b-25 with the SEC within the fifteen-day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934, as amended, which ended March 31, 2015 (for purposes of Section 802.01E of the NYSE Listed Company Manual, the later of these dates is referred to as the “Filing Due Date”).

The NYSE has notified the Company that under the Section 802.01E procedures, the NYSE will monitor the status of the filing of the 2014 Form 10-K and related public disclosures for up to a six-month period from its Filing Due Date (until September 30, 2015). If the Company has not filed the 2014 Form 10-K within six months from the Filing Due Date, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months pending the filing of the 2014 Form 10-K prior to commencing suspension or delisting procedures, depending on the Company’s specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time during the extension period if the circumstances warrant.

The Company is currently in the process of completing the preparation of its financial statements for its fiscal year ended December 31, 2014 and its 2014 Form 10-K, and currently anticipates filing its 2014 Form 10-K in the second quarter of 2015; however, the Company cannot provide any assurances at this time that it will be able to meet its expected timing.

The Company issued a press release on April 6, 2015 announcing the receipt of the NYSE letter, which press release is furnished herewith as Exhibit 99.1.

Safe Harbor for Forward-Looking Statements

Information in this report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the timing, form and content of the Company’s 2014 Form 10-K and other SEC filings are based upon information available to the Company as of the date of this report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the impact of the internal investigation, restatement and delayed SEC report filings on the Company’s business, including its customers, suppliers, counterparties, and under the Company’s debt instruments; the extent of any material weakness or significant deficiencies in the Company’s internal control over financial reporting; the outcome of litigation and other claims or proceedings arising out of the restatement; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the SEC, including without limitation those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on February 12, 2015, as well as subsequent registration statements, amendments or other reports that the Company may file from time to time with the SEC and/or make available on its website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated April 6, 2015, announcing notice of noncompliance letter from NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: April 6, 2015	By:	/s/ Theodore Kim
Theodore Kim
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation dated April 6, 2015, announcing notice of noncompliance letter from NYSE.